AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the "**Amendment**") effective June 1, 2017 (the "**Effective Date**") amends that certain Employment Agreement (the "**Agreement**") made and entered into by and between ProAssurance Corporation, a Delaware corporation ("**ProAssurance**") and W. Stancil Starnes, an individual ("**Executive**") dated May 1, 2007, as amended January 1, 2008, December 22, 2008, and June 1, 2015.

RECITALS:

Executive is currently employed with ProAssurance under the terms of the Agreement. The Compensation Committee of ProAssurance has approved this Amendment to the Agreement, and the independent directors have ratified and approved the Amendment. ProAssurance and Executive desire to enter into this Amendment to set forth the terms and conditions of Executive's employment with ProAssurance beginning on the Effective Date.

NOW, THEREFORE, THESE PREMISES CONSIDERED, Executive and ProAssurance hereby agree as follows:

A. Section 1, **Employment Term**, is deleted and replaced with the following:

> ProAssurance hereby employs Executive, and Executive accepts employment, upon the terms and conditions of the Agreement and the Amendment for an initial term running from the Effective Date to and including May 31, 2022 (the "**Term**").

B. Except as specifically amended herein, the Agreement is hereby reaffirmed.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to Employment Agreement as of the Effective Date stated above.

W. Stancil Starnes

PROASSURANCE CORPORATION

By: Jeffrey P. Lisenby
Executive Vice President